FOR IMMEDIATE RELEASE                                      Contact: Lisa M. O'Neill
                                                                                                        Executive Vice President and
                                                                                                        Chief Financial Officer
                                                                                                        (574) 267-9125
                                                                                                        lisa.oneill@lakecitybank.com
Lakeland Financial Reports Record
Quarterly and Annual Net Income

Warsaw, Indiana (January 25, 2017) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record net income of $52.1 million for 2016, versus $46.4 million for 2015, an increase of 12%. Diluted net income per common share increased 11% to $2.05 for 2016, versus $1.84 for 2015.This per share performance also represents a record for the company and its shareholders.

The company further reported record quarterly net income of $13.5 million for the fourth quarter of 2016, an increase of 10%, versus $12.3 million for the fourth quarter of 2015. Diluted net income per common share was $0.53 for the fourth quarter of 2016, an increase of 8%, versus $0.49 for the comparable period of 2015. On a linked quarter basis net income increased by $42,000 from the third quarter ended September 30, 2016. All share and per share data presented in this press release has been adjusted for a 3-for-2 stock split paid in the form of a stock dividend on August 5, 2016.

David M. Findlay, President and CEO commented, "This strong performance is a direct result of the entire Lake City Bank team's unwavering commitment to taking care of our clients and communities every day. For the seventh consecutive year, and for 27 out of the last 28 years, we have produced record net income for our shareholders."

Highlights for the quarter are noted below:

4th Quarter 2016 versus 4th Quarter 2015 highlights:

•	Organic average loan growth of $365 million or 12%
•	Average deposit growth of $408 million or 13%
•	Net interest income increase of $3.5 million or 13%
•	Continued strong asset quality with nonperforming assets to total assets at 0.16% compared to 0.35%
•	Tangible common equity[1] increase of 9%

1 Non-GAAP financial measure – see "Reconciliation of Non-GAAP Financial Measures"

4th Quarter 2016 versus 3rd Quarter 2016 highlights:

•	Organic average loan growth of $129 million or 4%
•	Net interest income increase of $1.2 million or 4%
•	Noninterest expense decrease of $371,000 or 2%

Findlay added, "With total loan growth in 2016 of $390 million, or 13%, our focus remained on using our balance sheet to create economic impact in our Indiana markets. We believe that our reputation as a progressive lender focused on assisting our clients grow their businesses has been a key driver of our ability to grow our loan portfolio."

As previously announced, the board of directors approved a cash dividend for the fourth quarter of $0.19 per share, payable on February 6, 2017, to shareholders of record as of January 25, 2017. The fourth quarter dividend per share represents a 16% increase over the dividend rate paid in the last three quarters of 2015 and in the first quarter of 2016 of $0.163 per share on a split adjusted basis.

"The strength of our capital structure, combined with our strong earnings performance, has allowed us to provide shareholders with this healthy dividend. Our shareholders have also clearly benefitted from our execution focused strategy as our stock price increased by 52% in 2016 compared to the SNL U.S. Bank index which increased by 23% during the year. We are very proud of the positive impact for shareholders of our strong dividend and stock price performance", continued Findlay.

Return on average total equity for 2016 was 12.52% compared to 12.26% in 2015. Return on average assets for 2016 and 2015 was 1.29%. The company's total capital as a percent of risk-weighted assets was 13.23% at December 31, 2016, compared to 13.73% at December 31, 2015 and 13.67% at September 30, 2016. The company's tangible common equity1 to tangible assets ratio was 9.89% at December 31, 2016, compared to 10.36% at December 31, 2015 and 10.11% at September 30, 2016.

Average total loans for 2016 were $3.23 billion, an increase of $340.1 million, or 12%, versus $2.89 billion for 2015. Total loans outstanding grew $390.0 million, or 13%, from $3.08 billion as of December 31, 2015 to $3.47 billion as of December 31, 2016. On a linked quarter basis, total loans grew $190.8 million, or 6%, from $3.28 billion at September 30, 2016.  Average total loans for the fourth quarter of 2016 were $3.37 billion, an increase of $365.1 million, or 12% versus $3.01 billion for the comparable period of 2015. On a linked quarter basis, average total loans increased by $128.8 million, or 4%, from $3.24 billion for the third quarter of 2016 to $3.37 billion for the fourth quarter of 2016.

Average total deposits for 2016 were $3.48 billion, an increase of $389.2 million, or 13%, versus $3.09 billion for 2015. Total deposits grew $394.5 million, or 12%, from $3.18 billion as of December 31, 2015 to $3.58 billion as of December 31, 2016. In addition, total core deposits, which exclude brokered deposits, increased $444.4 million, or 15%, from $3.04 billion at December 31, 2015 to $3.48 billion at December 31, 2016. This increase in core deposits was driven by growth of public funds which increased by $292 million on a year over year basis.

The company's net interest margin decreased one basis point to 3.18% for 2016 compared to 3.19% for 2015. The company's net interest margin improved to 3.18% in the fourth quarter of 2016 versus 3.16% for the fourth quarter of 2015. The higher margin in the fourth quarter of 2016 was due to higher yields on both loans and securities, partially offset by a higher cost of funds. On a linked quarter basis, the net interest margin improved from 3.08% in the third quarter of 2016 due to lower average balances in low-yielding interest bearing deposits as well as the partial month impact of the Federal Reserve Bank increase in the target Federal Funds Rate in mid-December. Net interest income increased $12.6 million, or 12%, to $118.5 million in 2016 versus $105.9 million in 2015. Net interest income increased $3.5 million, or 13%, to $30.9 million for the fourth quarter of 2016, versus $27.5 million in the fourth quarter of 2015.

1 Non-GAAP financial measure – see "Reconciliation of Non-GAAP Financial Measures"

The company recorded a provision for loan losses of $1.2 million in the fourth quarter of 2016.  This was the first provision recorded in four years, and was primarily driven by substantial growth in the loan portfolio. The company's allowance for loan losses as of December 31, 2016 was $43.7 million compared to $43.6 million as of December 31, 2015 and $42.9 million as of September 30, 2016. The allowance for loan losses represented 1.26% of total loans as of December 31, 2016 versus 1.42% at December 31, 2015 and 1.31% as of September 30, 2016. The allowance for loan losses as a percentage of nonperforming loans was 653% as of December 31, 2016, versus 334% as of December 31, 2015, and 590% as of September 30, 2016.

Nonperforming assets decreased $6.4 million, or 48%, to $6.9 million as of December 31, 2016 versus $13.3 million as of December 31, 2015. On a linked quarter basis, nonperforming assets were $558,000 lower than the $7.4 million reported as of September 30, 2016. The ratio of nonperforming assets to total assets at December 31, 2016 declined to 0.16% from 0.35% at December 31, 2015 and 0.18% at September 30, 2016. Net charge-offs to average loans were 0.03% in 2016 compared to 0.09% in 2015 and represent $1.0 million and $2.7 million for each year, respectively. Net charge-offs totaled $285,000 in the fourth quarter of 2016 versus net charge-offs of $1.1 million during the fourth quarter of 2015 and net charge-offs of $394,000 during the linked third quarter of 2016.

Findlay added, "Asset quality remained very strong as we continued to experience stable economic conditions throughout our Indiana footprint. With continued loan growth in the fourth quarter, we made a decision to record our first loan loss provision since the fourth quarter of 2012."

The company's noninterest income increased $1.4 million, or 4%, to $32.9 million in 2016, compared to $31.5 million in 2015. The company's noninterest income increased $667,000 or 8%, to $8.7 million for the fourth quarter of 2016 versus $8.1 million for the fourth quarter of 2015. During 2016, noninterest income was positively impacted by increases in recurring fee income for service charges on deposit accounts, mortgage banking income and wealth advisory fees. Offsetting these increases were decreases in other income driven by lower rental income on operating leases as well as a $226,000 write-down to a property formerly used as a Lake City Bank branch that was subsequently sold. In addition, investment brokerage fees declined driven by lower production volumes as well as changes to the product mix designed to provide a more consistent revenue stream. Increases in noninterest income in the fourth quarter of 2016 compared to the fourth quarter of 2015 resulted from service charges on deposit accounts as well as higher mortgage banking income.

The company's noninterest expense increased $4.8 million, or 7%, to $73.0 million in 2016, compared to $68.2 million in 2015. The company's noninterest expense increased by $1.0 million or 6% to $18.4 million in the fourth quarter of 2016 compared to $17.4 million in the fourth quarter of 2015. Salaries and employee benefits increased primarily due to higher performance incentive-based compensation costs, normal merit increases and staff additions. Data processing fees increased due to increased technology and software related expenditures with the company's core processor which are volume and product driven and represent digital solutions and forward technology for clients. Both net occupancy and equipment costs increased due to higher depreciation expense related to branch expansion and upgrades. Professional fees increased primarily due to fees related to the issuance of chip-enabled debit cards, fees paid to a third-party investment manager of the company's investment portfolio, as well as fees paid for deposit and asset/liability modeling consulting. The company's efficiency ratio was 48% for 2016 compared to 50% for 2015.  The company's efficiency ratio was 46% for the fourth quarter of 2016, compared to 49% for the fourth quarter of 2015 and was 48% for the linked third quarter of 2016.

Findlay added, "During 2016, we continued to expand out footprint with the addition of two new offices, one in downtown Fort Wayne and our fourth location in Indianapolis. Our continued investment in our market presence, as well as our ongoing commitment to our people and technology, positions us well for continued growth and the consistent delivery of great client service."

Lakeland Financial Corporation is a $4.3 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fifth largest bank headquartered in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 49 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The company's common stock is traded on the Nasdaq Global Select Market under "LKFN." In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this earnings release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company's financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on "tangible common equity" which is "common stockholders' equity" excluding intangible assets, net of deferred tax and "tangible assets" which is "assets" excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "continue," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the company and its business, including factors that could materially affect the company's financial results, is included in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
FOURTH QUARTER 2016 FINANCIAL HIGHLIGHTS
	Three Months Ended			Twelve Months Ended
(Unaudited – Dollars in thousands)	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
END OF PERIOD BALANCES	2016	2016	2015	2016	2015
Assets	$4,290,025	$4,197,320	$3,766,286	$4,290,025	$3,766,286
Deposits	3,577,912	3,651,942	3,183,421	3,577,912	3,183,421
Brokered Deposits	98,177	106,752	148,040	98,177	148,040
Core Deposits	3,479,735	3,545,190	3,035,381	3,479,735	3,035,381
Loans	3,470,927	3,280,161	3,080,929	3,470,927	3,080,929
Allowance for Loan Losses	43,718	42,853	43,610	43,718	43,610
Total Equity	427,067	427,380	392,901	427,067	392,901
Goodwill net of deferred tax assets	3,134	3,138	3,168	3,134	3,168
Tangible Common Equity (1)	423,933	424,242	389,733	423,933	389,733
AVERAGE BALANCES
Total Assets	$4,187,730	$4,152,333	$3,750,998	$4,039,719	$3,597,190
Earning Assets	3,933,136	3,900,651	3,510,084	3,799,963	3,384,178
Investments	506,722	500,384	479,942	493,656	476,153
Loans	3,373,814	3,244,994	3,008,681	3,225,635	2,885,568
Total Deposits	3,628,244	3,611,111	3,220,736	3,477,816	3,088,598
Interest Bearing Deposits	2,839,518	2,843,015	2,551,778	2,753,466	2,478,674
Interest Bearing Liabilities	2,941,281	2,933,109	2,670,605	2,872,691	2,589,915
Total Equity	428,665	423,358	390,241	416,034	378,106
INCOME STATEMENT DATA
Net Interest Income	$30,907	$29,719	$27,452	$118,481	$105,927
Net Interest Income-Fully Tax Equivalent	31,526	30,274	27,948	120,477	107,902
Provision for Loan Losses	1,150	0	0	1,150	0
Noninterest Income	8,736	9,018	8,069	32,864	31,479
Noninterest Expense	18,389	18,759	17,357	72,978	68,206
Net Income	13,522	13,480	12,286	52,084	46,367
PER SHARE DATA
Basic Net Income Per Common Share *	$0.54	$0.54	$0.49	$2.08	$1.86
Diluted Net Income Per Common Share *	0.53	0.53	0.49	2.05	1.84
Cash Dividends Declared Per Common Share *	0.19	0.19	0.16	0.73	0.63
Dividend Payout	35.85%	35.85%	33.56%	35.61%	34.36%
Book Value Per Common Share (equity per share issued) *	17.01	17.04	15.74	17.01	15.74
Tangible Book Value Per Common Share * (1)	16.89	16.91	15.61	16.89	15.61
Market Value – High *	48.88	37.74	32.99	48.88	32.99
Market Value – Low *	33.98	30.21	28.92	26.53	24.95
Basic Weighted Average Common Shares Outstanding *	25,091,685	25,069,434	24,956,979	25,056,095	24,926,354
Diluted Weighted Average Common Shares Outstanding *	25,518,069	25,457,892	25,324,510	25,460,727	25,245,569
KEY RATIOS
Return on Average Assets	1.28%	1.29%	1.30%	1.29%	1.29%
Return on Average Total Equity	12.55	12.67	12.49	12.52	12.26
Average Equity to Average Assets	10.24	10.20	10.40	10.30	10.51
Net Interest Margin	3.18	3.08	3.16	3.18	3.19
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	46.38	48.43	48.86	48.22	49.64
Tier 1 Leverage (2)	10.86	10.71	11.10	10.86	11.10
Tier 1 Risk-Based Capital (2)	12.07	12.47	12.48	12.07	12.48
Common Equity Tier 1 (CET1) (2)	11.27	11.63	11.58	11.27	11.58
Total Capital (2)	13.23	13.67	13.73	13.23	13.73
Tangible Capital (1) (2)	9.89	10.11	10.36	9.89	10.36
ASSET QUALITY
Loans Past Due 30 - 89 Days	$1,588	$1,734	$2,766	$1,588	$2,766
Loans Past Due 90 Days or More	53	6	0	53	0
Non-accrual Loans	6,639	7,256	13,055	6,639	13,055
Nonperforming Loans (includes nonperforming TDR's)	6,692	7,262	13,055	6,692	13,055
Other Real Estate Owned	153	146	210	153	210
Other Nonperforming Assets	11	7	15	11	15
Total Nonperforming Assets	6,856	7,414	13,280	6,856	13,280
Performing Troubled Debt Restructurings	10,351	10,579	6,260	10,351	6,260
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	5,633	5,885	10,914	5,633	10,914
Total Troubled Debt Restructurings	15,984	16,464	17,174	15,984	17,174
Impaired Loans	20,698	18,605	20,576	20,698	20,576
Non-Impaired Watch List Loans	127,933	134,330	122,332	127,933	122,332
Total Impaired and Watch List Loans	148,631	152,935	142,908	148,631	142,908
Gross Charge Offs	520	773	1,242	2,055	3,173
Recoveries	235	379	158	1,013	520
Net Charge Offs/(Recoveries)	285	394	1,084	1,042	2,652
Net Charge Offs/(Recoveries) to Average Loans	0.03%	0.05%	0.14%	0.03%	0.09%
Loan Loss Reserve to Loans	1.26%	1.31%	1.42%	1.26%	1.42%
Loan Loss Reserve to Nonperforming Loans	653.31%	590.10%	334.04%	653.31%	334.04%
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	256.52%	240.20%	225.78%	256.52%	225.78%
Nonperforming Loans to Loans	0.19%	0.22%	0.42%	0.19%	0.42%
Nonperforming Assets to Assets	0.16%	0.18%	0.35%	0.16%	0.35%
Total Impaired and Watch List Loans to Total Loans	4.28%	4.66%	4.64%	4.28%	4.64%
OTHER DATA
Full Time Equivalent Employees	524	518	518	524	518
Offices	48	48	47	48	47

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Financial Measures"
(2) Capital ratios for December 31, 2016 are preliminary until the Call Report is filed.
* Share and per share data has been adjusted for a 3-for-2 stock split in the form of a stock dividend on August 5, 2016.

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
December 31, 2016 and 2015
(in thousands, except share data)

	December 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Cash and due from banks	$ 142,408	$ 67,484
Short-term investments	24,872	13,190
Total cash and cash equivalents	167,280	80,674

Securities available for sale (carried at fair value)	504,191	478,071
Real estate mortgage loans held for sale	5,915	3,294

Loans, net of allowance for loan losses of $43,718 and $43,610	3,427,209	3,037,319

Land, premises and equipment, net	52,092	46,684
Bank owned life insurance	74,006	69,698
Federal Reserve and Federal Home Loan Bank stock	11,522	7,668
Accrued interest receivable	11,687	9,462
Goodwill	4,970	4,970
Other assets	31,153	28,446
Total assets	$ 4,290,025	$ 3,766,286

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 819,803	$ 715,093
Interest bearing deposits	2,758,109	2,468,328
Total deposits	3,577,912	3,183,421

Short-term borrowings
Securities sold under agreements to repurchase	50,045	69,622
Other short-term borrowings	180,000	70,000
Total short-term borrowings	230,045	139,622

Long-term borrowings	32	34
Subordinated debentures	30,928	30,928
Accrued interest payable	5,676	3,773
Other liabilities	18,365	15,607
Total liabilities	3,862,958	3,373,385

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
25,096,087 shares issued and 24,937,865 outstanding as of December 31, 2016
24,962,477 shares issued and 24,819,066 outstanding as of December 31, 2015	104,405	99,123
Retained earnings	327,873	294,002
Accumulated other comprehensive income	(2,387)	2,142
Treasury stock, at cost (2016 - 158,222 shares, 2015 - 143,411 shares)	(2,913)	(2,455)
Total stockholders' equity	426,978	392,812
Noncontrolling interest	89	89
Total equity	427,067	392,901
Total liabilities and equity	$ 4,290,025	$ 3,766,286

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Twelve Months Ended December 31, 2016 and 2015
(unaudited in thousands except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 32,744	$ 28,544	$ 124,830	$ 110,097
Tax exempt	130	114	462	464
Interest and dividends on securities
Taxable	2,301	2,105	9,421	8,564
Tax exempt	1,074	840	3,885	3,355
Interest on short-term investments	58	16	353	59
Total interest income	36,307	31,619	138,951	122,539

Interest on deposits	5,023	3,864	18,944	15,415
Interest on borrowings
Short-term	69	50	352	188
Long-term	308	253	1,174	1,009
Total interest expense	5,400	4,167	20,470	16,612

NET INTEREST INCOME	30,907	27,452	118,481	105,927

Provision for loan losses	1,150	0	1,150	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	29,757	27,452	117,331	105,927

NONINTEREST INCOME
Wealth advisory fees	1,205	1,138	4,805	4,531
Investment brokerage fees	258	299	1,010	1,507
Service charges on deposit accounts	3,237	2,855	12,013	10,608
Loan, insurance and service fees	1,846	1,844	7,681	7,460
Merchant card fee income	522	511	2,098	1,843
Bank owned life insurance income	338	382	1,392	1,338
Other income	935	884	2,213	2,974
Mortgage banking income	381	156	1,586	1,176
Net securities gains/(losses)	14	0	66	42
Total noninterest income	8,736	8,069	32,864	31,479

NONINTEREST EXPENSE
Salaries and employee benefits	10,905	9,902	41,934	38,923
Net occupancy expense	1,061	902	4,266	3,820
Equipment costs	1,022	899	3,850	3,598
Data processing fees and supplies	2,013	1,937	8,148	7,592
Corporate and business development	687	889	3,328	3,173
FDIC insurance and other regulatory fees	463	526	2,001	2,044
Professional fees	703	683	3,208	2,794
Other expense	1,535	1,619	6,243	6,262
Total noninterest expense	18,389	17,357	72,978	68,206

INCOME BEFORE INCOME TAX EXPENSE	20,104	18,164	77,217	69,200
Income tax expense	6,582	5,878	25,133	22,833
NET INCOME	$ 13,522	$ 12,286	$ 52,084	$ 46,367

BASIC WEIGHTED AVERAGE COMMON SHARES	25,091,685	24,956,979	25,056,095	24,926,354
BASIC EARNINGS PER COMMON SHARE	$ 0.54	$ 0.49	$ 2.08	$ 1.86
DILUTED WEIGHTED AVERAGE COMMON SHARES	25,518,069	25,324,510	25,460,727	25,245,569
DILUTED EARNINGS PER COMMON SHARE	$ 0.53	$ 0.49	$ 2.05	$ 1.84

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FOURTH QUARTER 2016
(unaudited in thousands)

	December 31,		September 30,		December 31,
	2016		2016		2015
Commercial and industrial loans:
Working capital lines of credit loans	$ 624,404	18.0%	$ 609,382	18.6%	$ 581,025	18.9%
Non-working capital loans	644,086	18.6	641,599	19.6	598,487	19.4
Total commercial and industrial loans	1,268,490	36.5	1,250,981	38.1	1,179,512	38.3

Commercial real estate and multi-family residential loans:
Construction and land development loans	245,182	7.1	221,436	6.7	230,719	7.5
Owner occupied loans	469,705	13.5	468,582	14.3	412,026	13.4
Nonowner occupied loans	458,404	13.2	408,620	12.5	407,883	13.2
Multifamily loans	127,632	3.7	127,784	3.9	79,425	2.6
Total commercial real estate and multi-family residential loans	1,300,923	37.5	1,226,422	37.4	1,130,053	36.7

Agri-business and agricultural loans:
Loans secured by farmland	172,633	5.0	152,719	4.7	164,375	5.3
Loans for agricultural production	222,210	6.4	156,770	4.8	141,719	4.6
Total agri-business and agricultural loans	394,843	11.4	309,489	9.4	306,094	9.9

Other commercial loans	98,270	2.8	89,850	2.7	85,075	2.8
Total commercial loans	3,062,526	88.2	2,876,742	87.7	2,700,734	87.7

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	163,155	4.7	161,907	4.9	158,062	5.1
Open end and junior lien loans	169,664	4.9	170,140	5.2	163,700	5.3
Residential construction and land development loans	15,015	0.4	12,801	0.4	9,341	0.3
Total consumer 1-4 family mortgage loans	347,834	10.0	344,848	10.5	331,103	10.7

Other consumer loans	61,308	1.8	58,957	1.8	49,113	1.6
Total consumer loans	409,142	11.8	403,805	12.3	380,216	12.3
Subtotal	3,471,668	100.0%	3,280,547	100.0%	3,080,950	100.0%
Less: Allowance for loan losses	(43,718)		(42,853)		(43,610)
Net deferred loan fees	(741)		(386)		(21)
Loans, net	$3,427,209		$3,237,308		$3,037,319

LAKELAND FINANCIAL CORPORATION
DEPOSITS AND BORROWINGS
FOURTH QUARTER 2016
(unaudited in thousands)

	December 31,		September 30,		December 31,
	2016		2016		2015
Non-interest bearing demand deposits	$ 819,803		$ 770,079		$ 715,093
Interest bearing demand, savings & money market accounts	1,594,290		1,562,252		1,470,814
Time deposits under $100,000	238,994		241,527		259,260
Time deposits of $100,000 or more	924,825		1,078,084		738,254
Total deposits	3,577,912		3,651,942		3,183,421
Short-term borrowings	230,045		60,198		139,622
Long-term borrowings	32		32		34
Subordinated debentures	30,928		30,928		30,928
Total borrowings	261,005		91,158		170,584
Total funding sources	$3,838,917		$3,743,100		$3,354,005

LAKELAND FINANCIAL CORPORATION
AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS
(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$3,359,305	$32,744	3.87%	$3,233,394	$31,538	3.88%	$2,996,373	$28,544	3.78%
Tax exempt (1)	14,508	194	5.30	11,600	164	5.62	12,308	170	5.49
Investments: (1)
Available for sale	506,722	3,940	3.09	500,384	3,747	2.98	479,942	3,385	2.80
Short-term investments	5,128	17	1.32	6,885	17	0.98	5,331	9	0.67
Interest bearing deposits	47,473	41	0.34	148,388	168	0.45	16,130	7	0.17
Total earning assets	$3,933,136	$36,936	3.73%	$3,900,651	$35,634	3.63%	$3,510,084	$32,115	3.63%
Less: Allowance for loan losses	(43,072)			(43,402)			(44,562)
Nonearning Assets
Cash and due from banks	120,170			122,811			124,290
Premises and equipment	52,013			50,921			44,753
Other nonearning assets	125,483			121,352			116,433
Total assets	$4,187,730			$4,152,333			$3,750,998

Interest Bearing Liabilities
Savings deposits	$271,758	$101	0.15%	$270,136	$103	0.15%	$242,587	$119	0.19%
Interest bearing checking accounts	1,317,805	1,512	0.46	1,261,390	1,362	0.43	1,247,645	1,132	0.36
Time deposits:
In denominations under $100,000	240,790	681	1.12	243,148	696	1.14	265,788	788	1.18
In denominations over $100,000	1,009,166	2,729	1.07	1,068,341	2,871	1.07	795,758	1,825	0.91
Miscellaneous short-term borrowings	70,802	69	0.39	59,133	37	0.25	87,865	49	0.23
Long-term borrowings and
subordinated debentures (4)	30,960	308	3.95	30,960	291	3.74	30,962	254	2.90
Total interest bearing liabilities	$2,941,281	$5,400	0.73%	$2,933,108	$5,360	0.73%	$2,670,605	$4,167	0.62%
Noninterest Bearing Liabilities
Demand deposits	788,726			768,095			668,957
Other liabilities	29,058			27,772			21,197
Stockholders' Equity	428,665			423,358			390,239
Total liabilities and stockholders' equity	$4,187,730			$4,152,333			$3,750,998

Interest Margin Recap
Interest income/average earning assets		36,936	3.73		35,634	3.63		32,115	3.63
Interest expense/average earning assets		5,400	0.55		5,360	0.55		4,167	0.47
Net interest income and margin		$31,536	3.18%		$30,274	3.08%		$27,948	3.16%

(1)
Tax exempt income was converted to a fully taxable equivalent basis at a 35 percent tax rate for 2016 and 2015. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") adjustment applicable to nondeductible interest expenses.  Taxable equivalent basis adjustments were $619,000, $555,000 and $524,000 in the three-month periods ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively.

(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2016 and 2015, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.
(4)	Long-term borrowings and subordinated debentures interest expense was reduced by interest capitalized on construction in process for 2015.

(1) Reconciliation of Non-GAAP Financial Measures

Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders' equity. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.  Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. However, management considers these measures of the company's value including only earning assets as meaningful to an understanding of the company's financial information.  A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2015	2016	2015
Total Equity	$427,067	$427,380	$392,901	$427,067	$392,901
Less: Goodwill net of deferred tax assets	3,134	3,138	3,168	3,134	3,168
Tangible Common Equity	423,933	424,242	389,733	423,933	389,733

Assets	$4,290,025	$4,197,320	$3,766,286	$4,290,025	$3,766,286
Less: Goodwill net of deferred tax assets	3,134	3,138	3,168	3,134	3,168
Tangible Assets	4,286,891	4,194,182	3,763,118	4,286,891	3,763,118

Ending common shares issued	25,096,087	25,081,087	24,962,477	25,096,087	24,962,477

Tangible Book Value Per Common Share *	$16.89	$16.91	$15.61	$16.89	$15.61

Tangible Common Equity/Tangible Assets	9.89%	10.11%	10.36%	9.89%	10.36%